Exhibit 10.2

TERMINATION AGREEMENT

THIS AGREEMENT is made effective as of the 29th day of May, 2015.

AMONG:

AQUA POWER SYSTEMS INC., a State of Nevada corporation having its executive offices at 1107 Town Creek Road, Eden, North Carolina, USA 27288,

(“Pubco”)

AND:

AQUA POWER SYSTEM JAPAN KABUSHIKI KAISHA, a corporation in Japan with an office at 2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan, 143-0011,

(“Priveco”)

AND:

TADASHI ISHIKAWA, with an address at 2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan, 143-0011.

(the “Shareholder”)

WHEREAS:

A.	on April 9, 2015, Pubco entered into a share exchange agreement (the “Share Exchange Agreement”) with the Shareholder, and Priveco whereby Pubco agreed to purchase all issued and outstanding shares of Priveco from the Shareholder and to enter into a business combination (the “Share Exchange Transaction”); and

B.	Pubco, Priveco and the Shareholder (each, a “Party”, and, collectively, the “Parties”) wish to immediately release each and all parties from all obligations and liabilities as a result of entering into the Share Exchange Agreement and to complete the Share Exchange Transaction pursuant to the terms of this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	release & Termination

1.1	Each Party hereby irrevocably remises, releases and forever discharges the other Party or Parties and his, her or its respective assigns, directors, officers, shareholders, employees, agents, consultants, attorneys, affiliates and servants, and, where applicable, the heirs, executors, administrators, successors and assigns of each other from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, claims, demands and obligations whatsoever, at law or in equity, with the exception of fraud or gross negligence, which each party may have had or now have or which their assigns, receivers, receiver-managers, trustees, affiliates, and, where applicable, the heirs, executors, administrators, successors and assigns of each other hereafter can, shall or may have by reason of any matter cause or thing whatsoever relating to or arising out of all relationships or dealings between the Parties as a result of entering into the Share Exchange Agreement and through the date of this Agreement.

1.2	Each Party hereby agrees to terminate all obligations originating from the and as a result of the Share Exchange Agreement effective as of the date of this Agreement.

1.3	Notwithstanding the above provision and for greater clarification, this Agreement does not bar any claims that may arise from facts that do not arise out of or relate to actions or omissions occurring after the date of this Agreement.

1.4	It is understood and agreed that neither of the Parties shall commence nor continue any claims or proceedings against anyone in respect of anything hereby released which may result in a claim or proceedings against any other party to this Agreement. If any such claim or proceeding results in any claim or proceeding against another party to this Release, then the party bringing such claim or proceeding shall indemnify and save harmless the other party from all resulting liabilities, obligations and costs.

1.5	The parties, and each of them, hereby represent that they are the only parties entitled to the consideration expressed in this Agreement, and that they have not assigned any right of action released hereby to any other firm, corporation or person.

1.6	Following the execution of this Agreement, and regardless of any dispute that may arise in the future, the Parties jointly and mutually agree that they will not disparage, criticize the other, or make statements which are negative, detrimental or injurious to the other to any third party.

1.7	Each of the parties to this Agreement acknowledges that such party has read this document and fully understands the terms of this Agreement, and acknowledges that this Agreement has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so.

1.8	This Agreement is governed by the laws of the State of Nevada, and the Parties attorn to the jurisdiction of the State or Federal Courts of the State of Nevada with regard to any dispute arising out of this Mutual Agreement.

1.9	It is understood and agreed that this Agreement does not constitute an admission of liability on the part of any party.

2.	MISCELLANEOUS PROVISIONS

2.1	Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one year after the Closing Date.

2.2	Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

2.3	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

2.4	Expenses. Priveco will bear all costs incurred in connection with the preparation, execution and performance of this Agreement, the Transactions and any of the transactions contemplated in this Agreement, including all fees and expenses of agents, representatives, legal and accountants.

2.5	Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

2.6	Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses (or at such other address for a party as will be specified by like notice) on the first page of this Agreement.

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

2.7	Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

2.8	Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

2.9	Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

2.10	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.

2.11	Independent Legal Advice. Priveco and the Shareholder acknowledge that:

(a)	W.L. Macdonald Law Corporation received instructions from Pubco and does not represent Priveco or the Shareholder;

(b)	Priveco or the Shareholder have been requested to obtain its own independent legal advice on this Agreement prior to signing this Agreement;

(c)	Priveco or the Shareholder have been given adequate time to obtain independent legal advice;

(d)	by signing this Agreement, Priveco or the Shareholder confirm that each fully understand this Agreement; and

(e)	by signing this Agreement without first obtaining independent legal advice, Priveco or the Shareholder waive their respective right to obtain independent legal advice.

2.12	Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

2.13	Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

2.14	Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of Nevada, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

2.15	Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

2.16	Fax and PDF Execution. This Agreement may be executed by delivery of executed signature pages by fax or PDF document via Email and such execution will be effective for all purposes.

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2.17	Relationship between the Parties. The relationship among the parties under this Agreement is that of independent contractors and nothing in this Agreement shall be deemed to create a relationship of joint venture, partnership or agency between the Parties or constitute any Party the partner, agent or legal representative of the other.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

AQUA POWER SYSTEMS INC.

Per:	/s/ Jeffrey Alt
Name: Jeffrey Alt
Title: Director

AQUA POWER SYSTEM JAPAN KABUSHIKI KAISHA

Per:	/s/ Tadashi Ishikawa
Name: Tadashi Ishikawa
Title: President and Director

Signed, sealed and delivered by	)
TADASHI ISHIKAWA in the presence of:	)
)
)
Signature of Witness	)
	)	/s/ Tadashi Ishikawa

	)	TADASHI ISHIKAWA
)
Name of Witness	)
)